Exhibit 10.15.9

EXECUTION

AMENDMENT NO. 9

TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 9 to Amended and Restated Master Repurchase Agreement (the “Amendment”), dated as of December 5, 2019, between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and QUICKEN LOANS INC. (the “Seller”).

RECITALS

The Buyer and Seller are parties to that certain (a) Amended and Restated Master Repurchase Agreement, dated as of April 10, 2015 (as amended by Amendment No. 1, dated as of June 24, 2015, Amendment No. 2, dated as of January 29, 2016, Amendment No. 3, dated as of October 6, 2016, Amendment No. 4, dated as of April 14, 2017, Amendment No. 5, dated as of December 6, 2018, Amendment No. 6, dated as of April 25, 2019, Amendment No. 7, dated as of June 26, 2019 (“Amendment 7”) and Amendment No. 8, dated as of September 16, 2019, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) Pricing Letter, dated as of April 10, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement or Pricing Letter, as applicable.

The Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Permanent Amendment. Amendment 7 temporarily amended certain provisions of the Existing Repurchase Agreement. Buyer and Seller hereby agree that such provisions are hereby permanently amended. From and after the Amendment Effective Date, any reference in the Program Documents to the Repurchase Agreement shall be deemed a reference to the Repurchase Agreement, as amended by Amendment 7 and as permanently amended hereby.

SECTION 2. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Beneficial Ownership Certification” shall mean a certification or other means of providing the information (as deemed acceptable to Buyer in its good faith discretion) regarding beneficial ownership meeting the requirements of the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

SECTION 3. Covenants. Section 12 of the Existing Repurchase Agreement is hereby amended by adding the following new subsection at the end thereof:

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(z) Beneficial Ownership Certification. Seller shall at all times either (i) ensure that the Seller has delivered to Buyer a Beneficial Ownership Certification, if applicable, and that, to the best of Seller’s Executive Officers’ knowledge, the information contained therein is complete and correct or (ii) deliver to Buyer an updated Beneficial Ownership Certification within five (5) Business Days following the date on which the information contained in any previously delivered Beneficial Ownership Certification ceases, to the best of Seller’s Executive Officers’ knowledge, to be complete and correct. Notwithstanding the preceding sentence, to the extent Seller believes that it is excluded from the requirements of the Beneficial Ownership Regulation, Seller may instead certify as such and provide the specific exclusion relied on.

SECTION 4. Representations and Warranties. Schedule 1 to the Existing Repurchase Agreement is hereby amended by deleting paragraph (c) in its entirety and replacing it with the following:

(c)         Origination Date. Unless otherwise extended by Buyer and other than with respect to a Ginnie Mae Modified Loan, the initial Purchase Date is no more than sixty (60) days following the origination date of the Mortgage Note.

SECTION 5. Litigation. Schedule 11(f) to the Existing Repurchase Agreement is hereby amended by deleting such schedule in its entirety and replacing it with the Annex A hereto.

SECTION 6. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

(a)           Buyer shall have received this Amendment, executed and delivered by duly authorized officers of the Buyer and Seller;

(b)           Amendment No. 21 to the Pricing Letter, executed and delivered by duly authorized officers of the Buyer and Seller; and

(c)                                  such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 7. Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 8. Representations and Warranties. Seller hereby represents and warrants to the Buyer that, giving effect to this Amendment, it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement. Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

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SECTION 9. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 10. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested.

SECTION 12. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 13. GOVERNING  LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer

By:	/s/ Gary Timmerman
	Name:	Gary Timmerman
	Title:	Managing Director

By:	/s/ Ari Lash
	Name:	Ari Lash
	Title:	Executive Director

QUICKEN LOANS INC., as Seller

By:	/s/ Jay Farner
Name: Jay Farner
Title: Chief Executive Officer

Signature Page to Amendment No. 9 to Master Repurchase Agreement

ANNEX A TO AMENDMENT

SCHEDULE 11(f)

LITIGATION

[SEE ATTACHED]

Signature Page to Amendment No. 9 to Master Repurchase Agreement

I. Ordinary Course of Business Litigation

As a residential mortgage lender originating, closing and servicing loans in all 50 states, Quicken Loans Inc. may, at any point in time, be named as a party to dozens of legal proceedings which arise in the ordinary course of business, such as actions alleging improper lending practices, improper servicing, quiet title actions, improper foreclosure practices, violations of consumer protection laws, etc. In many of these actions, Quicken Loans may not be the real party of interest, but it may appear in the pleadings because it is in the chain of title to property over which there may be a dispute. In other cases, such as lien avoidance cases brought in bankruptcy, Quicken Loans is insured by title insurance and the case is turned over to the title insurer who tenders our defense.

As to other matters that arise in the ordinary course, management does not believe that the amount of liability, if any, for any of the pending matters individually or in the aggregate will materially affect Quicken Loans’ consolidated financial position. However, regardless of the outcome of the matters referred to herein, litigation can have a significant effect on Quicken Loans for other reasons such as defense costs, diversion of management focus and resources, and other factors. To the best of Quicken Loans’ information and belief, there are no outstanding judgments, liens or orders that have not been satisfied.

II. Non-Ordinary Course of Business Litigation

			Nature of		Date
Case Title	Court	Case Number	Action	Description of Claims	Served
Phillip Alig, et al. v. Quicken Loans Inc., et al.	US Court of Appeals for the Fourth Circuit	11-c-428	Lender Liability	Class action lawsuit alleging violation of state consumer protection statutes for including homeowner’s estimated home values on appraisal order forms.	6/25/2012
Erik Mattson v. Quicken Loans Inc., et al.	US District Court for the District of Oregon	3:17-cv-01840	Consumer Protection

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming, among other things, that: (a) QL called him, without express consent, even though his number was on the national DNC list; and (b) QL called him without having the proper procedures in place for maintaining an internal do not call list.

11/29/2017
HouseCanary, Inc. v. Quicken Loans Inc., One Reverse Mortgage, LLC, and In-House Realty LLC	US District Court for the Western District of Texas — San Antonio Division	5:18-cv-00519	Intellectual Property	Lawsuit alleging that Quicken Loans (and the other defendants) misappropriated HouseCanary’s trade secret information and used the purported trade secrets to their advantage.	3/21/2018

Ajomale v. Quicken Loans, Inc. and Corelogic Credco, LLC	US District Court for the Southern District of Alabama — Southern Division	17-539	Fair Credit Reporting Act	Putative class action alleging Quicken Loans failed to provide plaintiff (and a class of others) with a credit score disclosure notice as required by the Fair Credit Reporting Act.	12/15/2017
Hill and Hyde v. Quicken Loans Inc.	US District Court for the Central District of California	5:19-cv-00163	Consumer Protection

Putative class action that alleges Quicken Loans violated the Telephone Consumer Protection Act by: (a) texting Plaintiff (and a class of others), without consent, through the use of an automatic telephone dialing system; and (b) texting Plaintiff (and a class of others) after the individual revoked consent.

1/28/2019
Tanya Ball v. Quicken Loans Inc.	US District Court for the Middle District of Florida — Orlando Division	6:19-cv-01836	Consumer Protection

Putative class action that alleges Quicken Loans violated the Telephone Consumer Protection Act by calling Plaintiff (and a class of others), without consent, through the use of an automatic telephone dialing system or through the use of prerecorded messages.

9/27/2019
Christian Lopez v. Quicken Loans Inc.	US District Court for the Eastern District of Michigan	2:19-cv-13340	Consumer Protection

Putative class action that alleges Quicken Loans violated the Telephone Consumer Protection Act by calling Plaintiff (and a class of others), without consent, through the use of an automatic telephone dialing system.

11/15/2019

III.  Regulatory and Administrative Matters

As a non-depository mortgage company, Quicken Loans is regulated by and subject to various state agencies that oversee and regulate mortgage lending and the activities of bank and/or non-bank financial institutions. These state agencies are generally authorized to: issue licenses or registrations where state law requires; conduct periodic on-site or remote audits or examinations of the regulated institution’s books, files and practices; investigate consumer complaints; issue findings of audit or compliance variances that may require refunds to borrowers for charges beyond those permitted under the state’s laws or regulations; assess fines or penalties if administrative rules are not adhered to, and/or require other corrective actions to be taken.

These agencies also have the authority to seek revocation of an institution’s or individual’s license or registration to operate as a mortgage lender or loan originator in the state. In the ordinary course of business and in any given year, Quicken Loans participates in and responds to numerous regular periodic state examinations. If the state agency issues a finding, Quicken Loans may dispute that finding or attempt to reconcile any differences of opinion. In other instances, Quicken Loans may undertake corrective action before being required to do so by the state regulator. In some states, the state’s attorney general may also investigate consumer complaints regarding mortgage lending and issue subpoenas, commence informal inquiries or formal investigations. As a licensed mortgage company Quicken Loans is, in the ordinary course of business, subject to such inquiries and investigations. Although Quicken Loans may currently be subject to various state examinations and consumer complaint inquiries, management does not believe the outcomes of these examinations or inquiries, individually or in the aggregate, will materially affect Quicken Loans’ consolidated financial position or operations.

Dated: December 2, 2019